                                             As filed pursuant to Rule 424(b)(3)
                                                under the Securities Act of 1933
                                                     Registration No. 333-102092

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
          (PORTION RELATING TO THE POLARIS CHOICE II VARIABLE ANNUITY)

     SUPPLEMENT TO THE POLARIS CHOICE II PROSPECTUS DATED SEPTEMBER 30, 2002

--------------------------------------------------------------------------------

Effective March 1, 2003, Anchor National Life Insurance Company will begin doing business under its new name, AIG SunAmerica Life Assurance Company. Please see the first paragraph on page 2 of your prospectus for additional information regarding the name change.

THE FOLLOWING SUPPLEMENTS ANY DISCUSSION PERTAINING TO THE 3-YEAR FIXED ACCOUNT OPTION IN THE PROSPECTUS:

      If you purchase your contract on or after February 3, 2003, you may not allocate any Purchase Payments to or transfer into the 3-year fixed account option. In addition, the Principal Advantage Program is not available to you.








Date: February 3, 2003


                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                          VARIABLE ANNUITY ACCOUNT FIVE
         (PORTION RELATING TO THE SEASONS TRIPLE ELITE VARIABLE ANNUITY)

      SUPPLEMENT TO THE SEASONS TRIPLE ELITE PROSPECTUS DATED JULY 29, 2002

--------------------------------------------------------------------------------

Effective March 1, 2003, Anchor National Life Insurance Company will begin doing business under its new name, AIG SunAmerica Life Assurance Company. Please see the first paragraph on page 2 of your prospectus for additional information regarding the name change.

THE FOLLOWING SUPPLEMENTS ANY DISCUSSION PERTAINING TO THE 3-YEAR FIXED ACCOUNT OPTION IN THE PROSPECTUS:

      If you purchase your contract on or after February 3, 2003, you may not allocate any Purchase Payments to or transfer into the 3-year fixed account option. In addition, the Principal Advantage Program is not available to you.








Date: February 3, 2003


                Please keep this Supplement with your Prospectus.

                                   Page 1 of 1